TENZER GREENBLATT LLP
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 885-5000

                                                         NEW JERSEY OFFICE
                                                 TENZER, GREENBLATT & ZUNZ, P.A.
                                                         15 WARREN STREET
                                                      HACKENSACK, N.J. 07801
                                                          (201) 487-7511

                           CABLE: "TENGRAN NEW YORK"
                           FACSIMILE: (212) 895-5001


                                  May 16, 1997


U.S. Home & Garden Inc.
655 Montgomery Street
San Francisco, CA 94111

Gentlemen:

     You have requested our opinion with respect to the offer and sale by the selling stockholders described below, pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (No. 333-21667) filed by U.S. Home & Garden Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), of (i) 1,038,000 shares (the "Issued Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock") previously issued to certain selling stockholders; and (ii) 1,129,829 shares (the "Warrant Shares") of Common Stock issuable upon exercise of certain options, warrants and a convertible note (collectively, the "Warrants") issued to the selling stockholders.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state officials and upon certificates or representations of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that:

     1. The Issued Shares have been duly and validly issued and are fully paid and nonassessable.

     2. The Warrant Shares, when paid for and issued upon exercise of the Warrants in accordance with the term of the Warrants, will be duly and validly issued, fully paid and nonassessable.


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TENZER GREENBLATT LLP


May 16, 1997
Page 2


     Please be advised that certain partners of this firm are the owners of record of shares of Common Stock and beneficially own additional shares of Common Stock that are issuable upon the exercise of options.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                   Very truly yours,

                                   /s/ Tenzer Greenblatt LLP
                                   -------------------------
                                   TENZER GREENBLATT LLP